UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 4, 2014

The Navigators Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15886	13-3138397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, 8th Floor, Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 905-6090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2014, the board of directors (the “Board”) of The Navigators Group, Inc. (the “Company”) appointed Patricia H. Roberts, 59, as an independent member of the Board, effective immediately. Ms. Roberts worked in various positions at General Reinsurance Corporation (“GenRe”) from 1977 until she retired in 2012 from the dual position of President and Chairman of General Star Management Corporation and President and Chairman of Genesis Management and Insurance Services Corporation, two wholly-owned subsidiaries of GenRe. Ms. Roberts has also been actively involved in a number of civic and industry organizations in several capacities.

It has not yet been determined on which committees of the Board Ms. Roberts will serve.

A copy of the Company’s press release, dated December 9, 2014, announcing Ms. Roberts’ election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated December 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.

By:	/s/ Emily B. Miner
Name:	Emily B. Miner
Title:	Senior Vice President, General Counsel and Secretary

Date: December 10, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated December 9, 2014.